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EXHIBIT  1

                      AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made this 28th day of March 2000, by and among D.W. Group Technologies, Inc., a Nevada corporation ("D.W. Group Technologies"); Shopmama.com Inc., a Nevada corporation ("Shopmama.com "); and the persons listed in Exhibit A-1 hereof who are the owners of record of all the issued and outstanding stock of Shopmama.com who execute and deliver the Agreement ("Shopmama.com Stockholders"), based on the following:

                                    Recitals

      D.W. Group Technologies wishes to acquire all the issued and outstanding stock of Shopmama.com in exchange for stock of D.W. Group Technologies in a transaction intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Agreement to represent the terms and conditions of such tax-free reorganization, which Agreement the parties hereby adopt.

                                    Agreement

      Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I
                                EXCHANGE OF STOCK

      1.01 Exchange of Shares. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the Shopmama.com Stockholders shall assign, transfer, and deliver to D.W. Group Technologies, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all issued and outstanding shares of common stock of Shopmama.com (the "Shopmama.com Shares") held by Shopmama.com Stockholders which shares shall represent all issued and outstanding shares of Shopmama.com common stock, and D.W. Group Technologies agrees to acquire such shares on such date by issuing and delivering in exchange therefore an aggregate of 3,000,000 restricted shares of D.W. Group Technologies common stock, par value $0.001 per share, (the "D.W. Group Technologies Common Stock"). Such shares of D.W. Group Technologies Common Stock shall be issued pro rata based on the number of Shopmama.com Shares held and as set forth opposite the Shopmama.com Stockholder's respective names in Exhibit A-1. All 3,000,000 shares of D.W. Group Technologies Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the D.W. Group Technologies Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.


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      1.02 Delivery of Certificates by Shopmama.com Stockholders. The transfer of Shopmama.com Shares by the Shopmama.com Stockholders shall be effected by the delivery to D.W. Group Technologies at the Closing (as set forth in Section 1.05 hereof) of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Shopmama.com Stockholders' expense.

      1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, D.W. Group Technologies will own all the issued and outstanding shares of Shopmama.com and Shopmama.com will be a wholly-owned subsidiary of D.W. Group Technologies operation under the name Shopmama.com, Inc.

      1.04 Further Assurances. At the Closing and from time to time thereafter, the Shopmama.com Stockholders shall execute such additional instruments and take such other action as D.W. Group Technologies may reasonably request, without undue cost to the Shopmama.com Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the Shopmama.com Shares to D.W. Group Technologies.

      1.05 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before March 28, 2000, or on another date to be agreed to in writing by the parties (the "Closing Date"). The Agreement may be closed at any time following approval by a majority of the shareholders of D.W. Group Technologies Common Stock as set forth in Section
4.02 hereof and the Shopmama.com Stockholders as set forth in Section 5.02. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

      1.06 Closing Events

            (a) D.W. Group Technologies Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, D.W. Group Technologies shall deliver to Shopmama.com at Closing all the following:

                  (i) A certificate of good standing from the secretary of State of Nevada, issued as of a date within sixty days prior to the Closing Date, certifying that D.W. Group Technologies is in good standing as a corporation in the State of Nevada:

                  (ii) Incumbency and specimen signature certificates dated the
            Closing Date with respect to the officers of D.W. Group Technologies executing this Agreement and any other document delivered pursuant hereto on behalf of D.W. Group Technologies;

                  (iii) Copies of the resolution of D.W. Group Technologies
            board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of D.W. Group Technologies as of the Closing Date;


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                  (iv) The certificate contemplated by Section 4.02, duly
            executed by the chief executive officer of D.W. Group Technologies;

                  (v) The certificate contemplated by Section 4.03, dated the
            Closing Date, signed by the chief executive officer of D.W. Group Technologies;

                  (vi) Certificates for 3,000,000 shares of D.W. Group
            Technologies Common Stock in the names of the Shopmama.com Stockholders and in the amounts set forth in Exhibit "A" and;

In addition to the above deliveries, D.W. Group Technologies shall take all steps and actions as Shopmama.com and Shopmama.com Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

            (b) Shopmama.com Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, Shopmama.com and/or Shopmama.com Stockholder's shall deliver to D.W. Group Technologies at Closing all the following:

                  (i) A certificate of good standing from the secretary of State of Nevada, issued as of a date within five days prior to the Closing Date certifying that Shopmama.com is in good standing as a corporation in the State of Nevada;

                  (ii) Incumbency and specimen signature certificates dated the
            Closing Date with respect to the officers of Shopmama.com executing this Agreement and any other document delivered pursuant hereto on behalf of Shopmama.com:

                  (iii) Copies of resolutions of the board of directors and of the stockholders of Shopmama.com authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Shopmama.com as of the Closing Dates;

                  (iv) The certificate contemplated by Section 5.03, executed by the chief operating officer of Shopmama.com; and

                  (v) The certificate contemplated by Section 5.04, dated the
            Closing Date, and signed by the chief operating officer of Shopmama.com.

In addition to the above deliveries, Shopmama.com shall take all steps and actions as D.W. Group Technologies may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.


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       1.07. Termination

            (a) This Agreement may be terminated by the board of directors of either D.W. Group Technologies or Shopmama.com at any time prior to the Closing Date if:

                  (i) There shall be any actual or threatened action of
            proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transaction contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

                  (ii) Any of the transactions contemplated hereby are
            disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange;

In the event of termination pursuant to this paragraph (a) of Section 1.07, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in contemplated hereby.

            (b) This Agreement may be terminated at any time prior to the Closing Date by action of the bard of directors of D.W. Group Technologies if (i) shareholders of D.W. Group Technologies owning more than five percent (5%) of the issued and outstanding shares of D.W. Group Technologies Common Stock perfect their dissenter's rights with respect to the approval of this Agreement and the transactions contemplated hereby,
      (ii) Shopmama.com shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Shopmama.com contained herein shall be inaccurate in any material respect or (iii) D.W. Group Technologies determines that there has been or is likely to be any material adverse change in the financial or legal condition of Shopmama.com . In the event of termination pursuant to this paragraph (b) of this Section 1.07, no obligation, right, remedy, or liability shall arise hereunder. All parties shall bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

            (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Shopmama.com if (i) shareholders of Shopmama.com owning more than five percent (5%) of the issued and outstanding shares of Shopmama.com Shares perfect their dissenter's rights with respect to the approval of this Agreement and the transactions contemplated herby, (ii) D.W. Group Technologies shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of D.W. Group Technologies contained herein shall be inaccurate in any material respect, or (iii) Shopmama.com determines that there has been or is likely to be any adverse


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      change in the financial or legal condition of D.W. Group Technologies. In the event of termination pursuant to this paragraph (c) of this Section 1.07, no obligation, right, remedy, or liability shall arise hereunder. All parties shall each bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

                                   ARTICLE II
             REPRESENTATION, COVENANTS, AND WARRANTIES OF D.W. GROUP
                                  TECHNOLOGIES

      As an inducement to, and to obtain the reliance of Shopmama.com, D.W. Group Technologies represents and warrants as follows:

      2.01 Organization. D.W. Group Technologies is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operation, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of D.W. Group Technologies articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

      2.02 Approval of Agreement. D.W. Group Technologies has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transaction herein contemplated. The board of directors of D.W. Group Technologies has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the D.W. Group Technologies shareholders and compliance with state and federal corporate and securities laws.

      2.03 Capitalization. The authorized capitalization of D.W. Group Technologies consists of 100,000,000 shares, of common stock, $0.001 par value, of which 54,000,000 shares are issued and outstanding. All issued and outstanding shares of D.W. Group Technologies are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of D.W. Group Technologies.

      2.04 Financial Statements.

            (a) Included in Schedule 2.04 are the audited balance sheets of D.W. Group Technologies as of December 31, 1999 and 1998, and the related statement of operations, stockholder's equity (deficit), and cash flows for the fiscal year ended December 31, 1999, and 1998, and 1997 through December 31, 1999, including the notes thereto, and the accompanying report of Albright, Pershing & Associates, Ltd; independent certified public accountants. At or prior to the Closing Date, D.W. Group Technologies shall deliver the un-audited balance sheet of D.W. Group Technologies as of March 31, 2000, and the related statements of operations, stockholders' equity (deficit), and cash flows for the three months ended March 31, 2000, together with the notes thereto and representations by the principal accounting and financial officer of D.W. Group Technologies to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated and such financial statements shall not reflect any material changes since the December 31, 1999, financial statements.

            (b) The financial statements of D.W. Group Technologies delivered pursuant to Section 2.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The D.W. Group Technologies financial statements present fairly, in all material respects, as of their respective dates, the financial position of D.W. Group Technologies. D.W. Group Technologies did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with generally accepted accounting principles, and all assets reflected therein presently fairly the assets of D.W. Group Technologies in accordance with generally accepted accounting principles

            (c) D.W. Group Technologies has filed or will file as the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respect. D.W. Group Technologies has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of D.W. Group Technologies, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which D.W. Group Technologies may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of D.W. Group Technologies, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of D.W. Group Technologies, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. D.W. Group Technologies has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on

      D.W. Group Technologies, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of D.W. Group Technologies.

      2.05 Outstanding Warrants and Options. D.W. Group Technologies has no existing Warrants, options, calls, or commitments of any nature relating to the authorized and un-issued D.W. Group Technologies Common Stock.

      2.06 Information. The information concerning D.W. Group Technologies set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. D.W. Group Technologies shall cause the schedules delivered by it pursuant hereto and the instruments delivered to Shopmama.com hereunder to be updated after the date hereof up to and including the Closing Date.

      2.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since the date of the most recent D.W. Group Technologies balance sheet described in Section 2.04 and included in the information referred to in Section 2.06.

            (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of D.W. Group Technologies or (ii) any damage, destruction, or loss to D.W. Group Technologies (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of D.W. Group Technologies;

            (b) D.W. Group Technologies has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of D.W. Group Technologies; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

            (c) D.W. Group Technologies has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent D.W. Group Technologies balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not unused or un-useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of D.W. Group Technologies; or (vi) issued,, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and un-issued or held as treasury stock); and

            (d) To the best knowledge of D.W. Group Technologies, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of D.W. Group Technologies.

      2.08 Litigation and Proceeding. There are no material actions, suits, or administrative or other proceedings pending or, to the knowledge of D.W. Group Technologies, threatened by or against D.W. Group Technologies or adversely affecting D.W. Group Technologies or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. D.W. Group Technologies does not have any knowledge of any default on its part with respect to any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

      2.09 Compliance With Laws and Regulations. D.W. Group Technologies has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance (i) could not materially and adversely affect the business, operations, properties, assets, or conditions of D.W. Group Technologies or (ii) could not result in the occurrence of any material liability for D.W. Group Technologies. To the best knowledge of D.W. Group Technologies, the consummation of this transaction will comply with all applicable statures and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

      2.10 Material Contract Defaults. D.W. Group Technologies is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of D.W. Group Technologies, and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which D.W. Group Technologies has not taken adequate steps to prevent such a default from occurring.

      2.11 No Conflict With Other Instrument. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which D.W. Group Technologies is a party or to which any of its properties or operations are subject.

      2.12 Subsidiary. D.W. Group Technologies does not own, beneficially or of record, any equity securities in any other entity.

      2.13 D.W. Group Technologies Schedules. D.W. Group Technologies has delivered to Shopmama.com the following schedules, which are collectively referred to as the "D.W. Group Technologies Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of D.W. Group Technologies as complete, true and accurate:

            (a) A schedule including copies of the articles of incorporation and bylaws of D.W. Group Technologies in effect as of the date of this Agreement;

            (b) A schedule containing copies of resolutions adopted by the board of directors of D.W. Group Technologies approving this Agreement and the transactions herein contemplated;

            (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of D.W. Group Technologies since the most recent D.W. Group Technologies balance sheet, required to be provided pursuant to Section
      2.04 hereof,

            (d) A schedule setting forth the financial statements required pursuant to Section 2.04(a) hereof; and

            (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the D.W. Group Technologies Schedules by Sections 2.01 through 2.12.

D.W. Group Technologies shall cause the D.W. Group Technologies Schedules and the instruments delivered to Shopmama.com hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated D.W. Group Technologies Schedules, certified in the same manner as the original D.W. Group Technologies Schedules, shall be delivered prior to and as a condition precedent to the obligation of the Shopmama.com to close.

                                   ARTICLE III
          REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SHOPMAMA.COM

      As an inducement to, and to obtain the reliance of, D.W. Group Technologies, Shopmama.com represents and warrants as follows:

      3.01 Organization. Shopmama.com is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by its requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or conditions of Shopmama.com . The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Shopmama.com 's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

      3.02 Approval of Agreement. Shopmama.com has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Shopmama.com have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Shopmama.com Stockholders and compliance with state and federal corporate and securities laws.

      3.03 Capitalization. The authorized capitalization of Shopmama.com consists of 150,000,000 shares. Consisting of common stock, $.001 par value, of which as of the date hereof 3,000,000 shares are issued and outstanding. All issued and outstanding shares of Shopmama.com are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Shopmama.com .

      3.04 Financial Statements.

            (a) Included in Schedule 3.04 are the audited balance sheet of Shopmama.com as of December 31, 1999 and the related statements of operations, cash flows, and stockholders' equity for the period from inception August 31, 1999, independent certified public accountants. At or prior to the Closing Date, Shopmama.com shall deliver the un-audited balance sheet of Shopmama.com as of March 31, 2000, and the related statements of operations, stockholders' equity (deficit), as cash flows for the three months ended March 31, 2000, together with the notes thereto and representations by the chief operation officer of Shopmama.com to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as the dates indicated.

            (b) The audited financial statements delivered pursuant to Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statements of Shopmama.com present fairly, as of their respective dates, the financial position of Shopmama.com . Shopmama.com did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Shopmama.com , in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Shopmama.com as of their respective dates and for the respective periods covered thereby.

            (c) Shopmama.com has filed or will file as the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respect. Shopmama.com has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including and deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date off the most recent balance sheet of Shopmama.com , except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which Shopmama.com may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of Shopmama.com , no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of Shopmama.com , none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. Shopmama.com has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on Shopmama.com , its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Shopmama.com .

      3.05 Outstanding Warrants and Options. Shopmama.com has issued warrants, options, calls, or commitments relating to the authorized and un-issued Shopmama.com Common Stock.(Attached as Exhibits B-1 & B-2)

      3.06 Information. The information concerning Shopmama.com set forth in this Agreement and in the schedules delivered by Shopmama.com pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact of omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Shopmama.com shall cause the schedules delivered by Shopmama.com pursuant hereto to D.W. Group Technologies hereunder to be updated after the date hereof up to and including the Closing Date.

      3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement since the date of the most recent Shopmama.com balance sheet described in Section 3.04 and included in the information referred to in Section 3.06.

            (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Shopmama.com or (ii) any damage, destruction, or loss to Shopmama.com materially and adversely affecting the business, operations, properties, assets, or conditions of Shopmama.com;

            (b) Shopmama.com has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Shopmama.com ; (iv) made any material change in its method of accounting;
      (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or officer of employee; or (vii) made any material increase in any profit-haring, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

            (c) Shopmama.com has (i) granted or agreed to grant options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof [employment/ stock option agreement attached as Exhibits B-1 & B-2]; and has not (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Shopmama.com balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Shopmama.com ; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and un-issued or held as treasury stock): and

            (d) To the best knowledge of Shopmama.com, it has not become subject to any law or regulation, which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operation, properties, assets, or conditions of Shopmama.com.

      3.08 Title and Related Matters. Except as provided herein or disclosed in the most recent Shopmama.com balance sheet and the notes therein, Shopmama.com has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or un-patented, including, but not limited to the website www.shopmama.com , and assets, which are reflected in the most recent Shopmama.com balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and casements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Shopmama.com, its technology does not infringe on the copyright, patent, trade, secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Shopmama.com as now being conducted or as contemplated.

      3.09 Litigation and Proceedings. Except as otherwise disclosed in Schedule 3.09, there are no material actions, suits, or proceedings pending or, to the knowledge of Shopmama.com , threatened by or against Shopmama.com or adversely affecting Shopmama.com , at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Shopmama.com does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

      3.10 Material Contract Defaults. Shopmama.com is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Shopmama.com , and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Shopmama.com has not taken adequate steps to prevent such a default from occurring.

      3.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Shopmama.com is a party or to which any of its properties or operations are subject.

      3.12 Governmental Authorization. Shopmama.com has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Shopmama.com of this Agreement and the consummation by Shopmama.com of the transactions contemplated hereby.

      3.13 Compliance With Laws and Regulations. Shopmama.com has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or conditions of Shopmama.com or except to the extent that noncompliance would not result in the occurrence of any material liability for Shopmama.com . To the best of knowledge of Shopmama.com , the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

      3.14 Subsidiary. Shopmama.com does not own, beneficially or of record, any equity Securities in any other entity.

      3.15 Shopmama.com Schedules. Shopmama.com has delivered to D.W. Group Technologies the following schedules, which are collectively referred to as the "Shopmama.com Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and D.W. Group Technologies as of such date, al certified by the chief executive officer of Shopmama.com as complete, true, and accurate:

            (a) A schedule including copies of the articles of incorporation and bylaws of Shopmama.com and all amendments thereto effect as of the date of this Agreement;

            (b) A schedule containing copies of resolution adopted by the board of directors of Shopmama.com approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

            (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Shopmama.com since the most recent Shopmama.com balance sheet, required to be provided pursuant to Section 3.04 hereof;

            (d) A schedule setting forth the financial statements required pursuant to Section 3.04 (a) hereof; and

            (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Shopmama.com Schedules by Sections 3.01 through 3.14.

Shopmama.com shall cause the Shopmama.com Schedules and the instruments delivered to D.W. Group Technologies hereunder to be updated after the date hereof up to end including a specified date not more than three business days prior to the Closing Date. Such updated Shopmama.com Schedules, certified in the same manner as the original Shopmama.com Schedules, shall be delivered prior to and as a condition precedent to the obligation of D.W. Group Technologies to close.

                                   ARTICLE IV
               CONDITIONS PRECEDENT TO OBLIGATIONS OF SHOPMAMA.COM

      The obligations of Shopmama.com under this Agreement are subject to the satisfaction of Shopmama.com , at or before the Closing Date, of the following conditions;

      4.01 Shareholder Approval. D.W. Group Technologies shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this agreement including the acquisition of Shopmama.com through the issuance of D.W. Group Technologies Common Stock of all of the issued and outstanding Shopmama.com Shares, and the change of name of D.W. Group Technologies to "Shopmama.com, Inc." or such other derivation thereof as may be agreed to by the board of directors of Shopmama.com .

      4.02 Accuracy of Representation. The representations and warranties made by D.W. Group Technologies in this Agreement were true when made and shall be true at the closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and D.W. Group Technologies shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by D.W. Group Technologies prior to or at the Closing. Shopmama.com shall be furnished with certificates, signed by duly authorized officers of D.W. Group Technologies and dated the Closing Date, to the foregoing effect.

      4.03 Officer's Certificates. Shopmama.com shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of D.W. Group Technologies to the effect that to such officers best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of D.W. Group Technologies threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and D.W. Group Technologies own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

            (a) This Agreement has been duly approved by D.W. Group Technologies board of directors and shareholders and has been duly executed and delivered in the name and on behalf of D.W. Group Technologies by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of D.W. Group Technologies pursuant to a unanimous consent;

            (b) There has been no material adverse changes in D.W. Group Technologies up to and including the date of the certificate;

            (c) All conditions required by this Agreement has been met, satisfied, or performed by D.W. Group Technologies;

            (d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by D.W. Group Technologies have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

            (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against D.W. Group Technologies, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of D.W. Group Technologies, the operation of D.W. Group Technologies, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which D.W. Group Technologies is bound or in any way contests the existence of D.W. Group Technologies.

      4.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of D.W. Group Technologies, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of D.W. Group Technologies.

      4.05 Good Standings. Shopmama.com shall have received a certificate of good standing from the secretary of state of Nevada, dated as of the date within five days prior to the Closing Date, certifying that D.W. Group Technologies is in good standing as a corporation in the State of Nevada.

      4.06 Other Items. Shopmama.com shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Shopmama.com may reasonably request.


                                    ARTICLE V
         CONDITIONS PRECEDENT TO OBLIGATIONS OF D.W. GROUP TECHNOLOGIES

      The obligations of D.W. Group Technologies under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions;

      5.01 Shareholder Approval. D.W. Group Technologies shall call and hold a meeting of its shareholders, or obtain through a majority written consent of its shareholders, whereby the shareholders of D.W. Group Technologies authorize and approve this Agreement and the transactions contemplated hereby.

      5.02 Shopmama.com Shareholders. Holders of all of the issued and outstanding Shopmama.com Shares shall agree to this Agreement and the exchange of shares contemplated by this Agreement.

      5.03 Accuracy of Representations. The representations and warranties made by Shopmama.com and the Shopmama.com Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Shopmama.com shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Shopmama.com prior to or at the Closing. D.W. Group Technologies shall be furnished with a certificate, signed by a duly authorized officer of Shopmama.com and dated the Closing Date, to the foregoing effect.

      5.04 Officer's Certificates. D.W. Group Technologies shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief operating officer of Shopmama.com to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Shopmama.com , threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates shall represent, to the best knowledge of the officer, that:

            (a) This Agreement has been duly approved by Shopmama.com 's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Shopmama.com by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Shopmama.com pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders:

            (b) Except as provided or permitted herein, there have been no material adverse changes in Shopmama.com up to and including the date of the certificate;

            (c) All authorizations, consents, approvals, registrations, and/or filing with any governmental body agency, or court required in connection with the execution and delivery of the documents by Shopmama.com have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required: and

            (d) Except as otherwise disclosed in Schedule 3.08, there is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Shopmama.com , wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of Shopmama.com , the operation of Shopmama.com , or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Shopmama.com is bound or would in any way contest the existence of Shopmama.com .

      5.05 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred have material adverse change in the financial condition, business or operations of Shopmama.com , nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Shopmama.com .

      5.06 Good Standings. D.W. Group Technologies shall have received a certificate of good standing from the appropriate authority, dated as of a date with five days prior to the Closing Date, certificate of good standing from the appropriate authority, dated as of the date with five days prior to the Closing Date, certifying that the Shopmama.com is in good standing as a corporation in the state of Nevada.

      5.07 Other Items. D.W. Group Technologies shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as D.W. Group Technologies may reasonably request.

                                   ARTICLE VI
                                SPECIAL COVENANTS

      6.01  Activities of D.W. Group Technologies and Shopmama.com

            (a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by D.W. Group Technologies and Shopmama.com pursuant hereto or as permitted or contemplated by this Agreement, D.W. Group Technologies and Shopmama.com will each:

                  (i) Carry on its business in substantially the same manner as it has heretofore;

                  (ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                  (iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                  (iv) Use its best efforts to maintain and preserve its
            business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

                  (v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date; and

                  (vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

            (b) From and after the date of this Agreement and except as provided herein until the Closing Date, D.W. Group Technologies and Shopmama.com will not:

                  (i) Make any change in its articles of incorporation or
            bylaws;

                  (ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

                  (iii) Enter into any agreement for the sale of Shopmama.com or
            D.W. Group Technologies securities without the prior approval of the other party.

      6.02 Access to Properties and Records. Until the Closing Date, Shopmama.com and D.W.Group Technologies will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Shopmama.com or D.W. Group Technologies and will furnish the other party with such additional financial and other information as to the business and properties of Shopmama.com or D.W. Group Technologies as each party shall from time to time reasonably request.

      6.03 Indemnification by Shopmama.com . Shopmama.com will indemnify and hold harmless D.W. Group Technologies and its directors and officers, and each person, if any, who controls D.W. Group Technologies within the meaning of the Securities Act. From and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Shopmama.com expressly for use therein. The indemnity agreement contained in this Section 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of D.W. Group Technologies and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

      6.04 Indemnification by D.W. Group Technologies. D.W. Group Technologies will indemnify and hold harmless Shopmama.com , the Shopmama.com Stockholders, Shopmama.com 's directors and officers, and each person, if any, who controls Shopmama.com within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by D.W. Group Technologies expressly for use therein. The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Shopmama.com and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

      6.05 The Acquisition of D.W. Group Technologies Common Stock. D.W. Group Technologies and Shopmama.com understand and agree that the consummation of this Agreement including the issuance of the D.W. Group Technologies Common Stock to Shopmama.com in exchange for the Shopmama.com shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. D.W. Group Technologies and Shopmama.com agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, among other items, on the circumstances under which such securities are acquired.

            (a) In order to provide documentation for reliance upon exemption from the registration and prospectus delivery requirements for such transactions, the signing of this Agreement and the delivery of appropriate separate representations shall constitute the parties acceptance of, and concurrence in, the following representations and warranties:

                  (i) The Shopmama.com Stockholders acknowledge that neither the
            SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring D.W. Group Technologies Common Stock, and that this transaction involves certain risks.

                  (ii) The Shopmama.com Stockholders have received and read the
            Agreement and understand the risks related to the consummation of the transactions herein contemplated.

                  (iii) Shopmama.com Stockholders have such knowledge and
            experience in business and financial matters that they are capable of evaluating each business.

                  (iv) Shopmama.com Stockholders have been provided with copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

                  (v) All information which the Shopmama.com Stockholders have provided to D.W. Group Technologies or their representatives concerning their suitability and intent to hold shares in D.W. Group Technologies following the transactions contemplated hereby is complete, accurate, and correct.

                  (vi) The Shopmama.com Stockholders have not offered or sold any securities of D.W. Group Technologies or interest in this Agreement and have no present intention of dividing the D.W. Group Technologies Common Stock or Shopmama.com Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

                  (vii) The Shopmama.com Stockholders understand that the D.W.
            Group Technologies Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject D.W. Group Technologies Common Stock may, under certain circumstances, be inconsistent with this exemption and may make Shopmama.com or D.W. Group Technologies an "underwriter", within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject D.W. Group Technologies Common Stock can only be effected in transactions, which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stock holder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and, after two years after the date the D.W. Group Technologies Common Stock or Shopmama.com Shares is fully paid for, as calculated in accordance with rule 144(d), sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After three years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without mooting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

                  (viii) The Shopmama.com Stockholders acknowledge that the
            shares of D.W. Group Technologies Common Stock, must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an Exemption from such registration is available. D.W. Group Technologies is not under any obligation to register the D.W. Group Technologies Common Stock under the Securities Act. If rule 144 is available after two years and prior to three years following the date the shares are fully paid for, only routine sales of such D.W. Group Technologies Common Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule. D.W. Group Technologies is not under any obligation to make rule 144 available except as set forth in this Agreement and in the event rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before Shopmama.com Stockholders can sell, transfer, or otherwise dispose of such D.W. Group Technologies Common Stock without registration under the Securities Act. Subject to compliance with federal and state securities laws, D.W. Group Technologies registrar and transfer agent will maintain and stop transfer order against the registration of transfer of the D.W. Group Technologies Common Stock held by

            Shopmama.com Stockholders and the certificates representing the D.W. Group Technologies Common Stock will bear a legend in substantially the following form so restricting the sale of such securities:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND WARE "REGISTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

                  (ix) Subject to compliance with federal and state securities laws, D.W. Group Technologies may refuse to register further transfers or resale's of the D.W. Group Technologies Common Stock in the absence of compliance with rule 144 unless the Shopmama.com Stockholders furnish D.W. Group Technologies with an opinion of counsel reasonably acceptable to D.W. Group Technologies stating that the transfer is proper. Further, unless such opinion states that the shares of D.W. Group Technologies Common Stock are free of any restrictions under the Securities Act, D.W. Group Technologies may refuse to transfer the securities to any transferee who does not furnish in writing to D.W. Group Technologies the same representations and agree to the same conditions with respect to such D.W. Group Technologies Common Stock as set forth herein. D.W. Group Technologies may also refuse to transfer the D.W. Group Technologies Common Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

            (b) In connection with the transaction contemplated by this Agreement, Shopmama.com and D.W. Group Technologies shall each file with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Shopmama.com Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

            (c) In order to more fully document reliance on the exemptions as provided herein, Shopmama.com, the Shopmama.com Stockholders, and D.W. Group Technologies shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as D.W. Group Technologies or Shopmama.com and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

            (d) The Shopmama.com Stockholders acknowledge that the basis for relying on exemptions from registration or qualification are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

      6.06 D.W. Group Technologies Liabilities. Immediately prior to the Closing Date, D.W. Group Technologies shall have no material assets and no liabilities in excess of $1,000 and all expenses related to this Agreement or otherwise shall have been paid.

      6.07  Sales of Securities Under Rule 144, If Applicable.

            (a) D.W. Group Technologies will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for two years or more or such other restricted period as required by rule 144 as it is from time to time amended.

            (b) Upon being informed in writing by any person holding restricted stock of D.W. Group Technologies as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), D.W. Group Technologies will certify in writing to such person that it is compliance with rule 144 current public information requirement to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.

            (c) If any certificate representing any such restricted stock is presented to D.W. Group Technologies transfer agent for registration or transfer in connection with any sales theretofore made under rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to D.W. Group Technologies and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, D.W. Group Technologies will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of rule 144, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 6.07 shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of two years.

            (d) The shareholders of D.W. Group Technologies as of the date of this Agreement, as well as those receiving D.W. Group Technologies Common Stock pursuant to this Agreement, are intended third-party beneficiaries of this Section 6.07.

      6.08 New Board of Directors and Officers. Upon closing of the transactions contemplated by this Agreement, the current board of directors and officers of D.W. Group Technologies shall resign and in their place nominees of Shopmama.com shall be appointed, subject to the approval of the suitability and qualifications of such nominees.

      6.09 D.W. Group Technologies Capitalization For a period of eighteen months from the Closing Date, D.W. Group Technologies will not engage in any reverse split of its issued and outstanding Common Stock without the prior written approval of the holders of a majority in interest of the issued and outstanding D.W. Group Technologies Common Stock on the date of this Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

      7.01 Brokers. Except as provided herein, D.W. Group Technologies and Shopmama.com agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, D.W. Group Technologies and Shopmama.com each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

      7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

      7.03 Governing Law. This Agreement shall be governed by, enforced and constructed under and in accordance with the laws of the State of Nevada.

      7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

        If to D.W. Group Technologies Inc. to:     If to Shopmama.com, to:
        Kevin Turney, President                    Michael Burns, President
        D.W. Group Technologies, Inc.              Shopmama.com, Inc.
        777 W. Main St.                            500  N.  Broadway  Suite 142
        Hendersonville, TN 37076                   Jericho, New York 11753
        Fax: (615)264-5982                         Fax: (516) 591-0643
or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

      7.05 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties fro all costs, including reasonable attorneys fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

      7.06 Schedules / Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by D.W. Group Technologies or Shopmama.com such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

      7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. The Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

      7.08 Survival Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six months from the Closing Date, unless otherwise provided herein.

      7.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

      7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

D.W. GROUP TECHNOLOGIES, INC.             SHOPMAMA.COM, INC.
A Nevada Corporation                      A Nevada corporation

By: /s/ Kevin Turney                      By: /s/ Michael Burns
    ---------------------------------         ---------------------------------
      Kevin Turney, President                   Michael Burns, President




STATE OF TENN      )
COUNTY OF DAVIDSON )


      On this 28th day of March, 2000, personally appeared before me Kevin Turney, whose identity is personally known to me and who by me duly sworn, did say that he is the President of D.W. Group Technologies, Inc. and that said document was signed by him on behalf of said corporation by authority of its bylaws, and said Kevin Turney acknowledged to me that said corporation executed the same.


/s/ [illegible]
-----------------------------
NOTARY PUBLIC

My Commission Expires MAR 23, 2002




STATE OF TENN      )
COUNTY OF DAVIDSON )



      On this 28th day of March, 2000, personally appeared before me Michael Burns, whose identity is personally known to me and who by me duly sworn, did say that he is the President of Shopmama.com, Inc., and that said document was signed by him of behalf of said corporation by authority of its bylaws, and said Michael Burns acknowledged to me that said corporation executed the same.


/s/ [illegible]
-----------------------------
NOTARY PUBLIC

My Commission Expires MAR 23, 2002

                                   Exhibit A-1
                               Shopmama.com, Inc.

                              List of Shareholders

                                                           Number of D.W. Group
                              Number of Shopmama.com       Shares to be received
Name of Shareholder           Shares owned                 in  exchange
-------------------           ------------                 ------------

Michael Burns                 1,500,000                    1,500,000

William Utley                 1,500,000                    1,500,000



Total Shares                  3,000,000                    3,000,000